Exhibit 99.1

Quovadx Reports Highest Quarterly Revenue in Company's History, up 33% from Last
      Year; Software License Revenue Increases 183% to Record $7.8 Million

    ENGLEWOOD, Colo.--(BUSINESS WIRE)--Oct. 22, 2003--
                    GAAP Loss is $(0.03) Per Share

    Quovadx, Inc. (Nasdaq: QVDX), a global platform software and vertical solutions company, today announced financial results for its third quarter ended September 30, 2003. Total revenue for the third quarter of 2003 was $19.9 million, up 33% from $15.0 million from the same period last year. The company recorded software license revenue of $7.8 million this quarter, up 183% from $2.8 million for the third quarter of 2002.
    Net loss calculated in accordance with generally accepted accounting principles (GAAP) was $(1.1) million or $(0.03) per share for the quarter ended September 30, 2003. This compares with a GAAP loss of $(96.7) million or $(3.22) per share in the third quarter of 2002. In the third quarter of 2002, Quovadx booked a one time, non-cash goodwill impairment charge of $93.1 million or $(3.10) per share.
    "This quarter's record revenue performance and continued shift toward high margin software license revenue is evidence that demand for our products is increasing and that we are climbing a growth curve," said Lorine Sweeney, president and chief executive officer of Quovadx. "I'm very pleased that we have now reported four consecutive quarters of sequential revenue growth and that we have achieved positive cash flow on an operating basis. We are outperforming our competitors and gaining market share. It's clear that the strategy we've embarked upon is taking hold and gaining momentum."
    Gross margin in the third quarter of 2003 improved to 47.9%, compared to 36.7% in the third quarter of 2002. The increase reflects the shift in revenue mix toward higher margin software revenue. Software revenue comprised 39% of the company's total revenue in the third quarter of 2003 vs. 18% in the same quarter last year. The company's deferred revenue grew to $13.7 million during the quarter from $6.7 million in the second quarter of 2003.
    The company has no debt and ended the third quarter with $34.9 million in cash, cash equivalents and short-term investments. Quovadx recorded positive cash flow from operations in the third quarter of 2003.
    Revenue for the nine months ended September 30, 2003 increased 18% to $56.7 million compared with $48.0 million in the first nine months of 2002. Software license revenue totaled $20.4 million for nine months ending September 30, 2003, up 151% from $8.1 million in the comparable period one year ago. The company recorded a 2003 year-to-date loss of $(4.5) million or $(0.15) per share on a GAAP basis compared to a loss of $(100.7) million or $(3.36) per share for the first nine months of 2002.
    Third Quarter Business Activity and Key Accomplishments include the following:

    -- During the quarter, Quovadx signed the largest software contract in the company's history. The $7.6 million agreement with Infotech Network Group, a consortium of 15 companies providing software development services, back-office and call-center support, based in India and the United States, is for software, training, maintenance and support. Quovadx recognized $4.6 million of this amount during the third quarter and expects to recognize the remainder over the next four quarters.

    -- Banner Health, with 20 hospitals in eight states, selected QDX(TM) Cash Accelerator INSURENET(R) Hub to add to their existing QUOVADX solution set.

    -- Newton-Wellesley Hospital, a member of Partners HealthCare Systems, Inc., selected QDX(TM) Platform V Integration Services and QDX(TM) Screen Rejuvenator to upgrade their current point-to-point integration strategy to a more agile and robust environment better suited to meet their constantly evolving needs.

    -- Other customers signing contracts during the quarter included Allina Hospitals & Clinics, Clarian Health Partners, The Employees Retirement System of the State of Hawaii, High Point Regional Health System, Navajo Area Indian Health Service, and ViewPoint Bildverarbeitung GmbH.

    -- During the quarter, customers continued to migrate to QDX Platform V, a next generation integrated product for rapid application development. Released for general availability in October 2002, QDX Platform V provides a flexible services-oriented architecture for building composite applications in an easy plug-and-play manner. 140 customers had converted to the new technology by September 30, 2003.

    -- On September 19, Quovadx completed the acquisition of CareScience, Inc., one of the nation's leading healthcare management companies. The acquisition, announced on August 14, 2003, was structured as an exchange offer, consisting of $1.40 in cash and 0.1818 share of Quovadx common stock for each share of CareScience common stock. The transaction value, net of acquired cash and debt, was $14 million. Third quarter 2003 results include $0.5 million of revenue and $(50,000) of net loss from CareScience operations for the period September 19, 2003 through September 30, 2003.

    -- During the quarter, Quovadx received $1.14 million in a negotiated settlement of litigation among various parties in connection with a development contract entered into in October 1999 with the Hawaii Employees Retirement System.

    -- In July, Quovadx introduced QDX(TM) Physician Portal, an adaptive application that captures clinical and financial information and presents it to health service professionals in their desired format.

    -- Quovadx was named one of North America's fastest growing technology companies, ranking number 133 on the 2003 Deloitte Technology Fast 500, a ranking of the 500 fastest-growing technology companies in North America. We were named Colorado's second fastest growing technology company in Deloitte & Touche's Technology Fast 50 for Colorado, a ranking of the 50 fastest growing technology companies in the state.

    "Quovadx has never been in a stronger position to execute upon the business and financial objectives we have established," stated Ms. Sweeney. "We are optimistic about the future and remain focused on delivering solutions that customers need. I believe this will lead to greater success for our company and sustainable long term growth."

    Financial Guidance

    For the fourth quarter of 2003, Quovadx is targeting total revenue between $23 million and $25 million. The company is targeting fourth quarter, 2003 GAAP EPS in the range of $(0.03) to $0.00.

    Conference Call

    Quovadx will host a conference call today, October 22, 2003, at 5:00 P.M. EDT, which will broadcast live over the Internet. Please visit the "Investors" section of the Company's website at http://www.quovadx.com. For those who cannot access the live broadcast, a replay will be available at http://www.quovadx.com, or by calling (800) 642-1687 and entering passcode 3125631. The replay will be available through October 29, 2003.

    About Quovadx, Inc.

    Quovadx (Nasdaq: QVDX) is a global software company, based in Englewood, CO, that helps organizations redevelop, extend and integrate customizable applications with the flexibility of open standards. The company's products and services have been proven to optimize business processes and deliver lasting customer value to over 3600 organizations around the world. At the center of the QUOVADX approach are Adaptive Frameworks, which are flexible, packaged application solutions. Adaptive Frameworks support rapid customization to meet specific client and industry requirements that are challenged by restricted budgets and zero tolerance for error. These industries include healthcare, life sciences, media and entertainment, financial services, manufacturing and government. With more than 550 employees, Quovadx operates internationally with locations in ten major U.S. metropolitan cities and one in the United Kingdom. For more information, please visit http://www.quovadx.com.
    Cautionary Statement: Certain forward-looking statements are included in this release, including statements relating to expected revenue and earnings per share targets, future revenue growth, goals and future business opportunities. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results include our ability to successfully integrate our recent acquisition of Care Science, market acceptance of and demand for our products, the success of our sales and marketing strategy, our ability to grow revenue, the need to maintain and enhance relationships with systems integrators, channel partners and other parties, competition, economic and general business conditions, failure to meet financial and product expectations of analysts and investors and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from Quovadx's investor relations web page or from the SEC Website at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that our ability to reach the results described in the forward-looking statements could be impaired and our stock price could be adversely affected. We do not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

    QUOVADX and QDX are trademarks of Quovadx, Inc. INSURENET is a registered trademark of Quovadx Inc. CareScience, is a trademark of CareScience Inc, a Quovadx company. All other company and product names mentioned may be trademarks of the companies with which they are associated.




                            Quovadx, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (Unaudited)


                                       September 30,    December 31,
                                            2003             2002
                                      ---------------- ---------------

ASSETS
Current assets:
Cash and cash equivalents                     $30,274         $31,244
Short-term investments                          4,610          16,377
Accounts receivable                            15,277          10,980
Unbilled accounts receivable                    7,425           5,571
Other current assets                            4,128           1,904
                                      ---------------- ---------------
Total current assets                           61,714          66,076

Property and equipment, net                     5,907           5,326
Software, net                                  23,027          20,465
Other intangible assets                         7,060           6,266
Goodwill                                       14,325               -
Other assets                                    6,063           6,476
                                      ---------------- ---------------
Total assets                                 $118,096        $104,609
                                      ================ ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                               $3,215          $1,288
Accrued liabilities                             8,874           6,007
Unearned revenue                               13,734           8,241
                                      ---------------- ---------------
Total current liabilities                      25,823          15,536

Deferred revenue                                    -           2,125
                                      ---------------- ---------------
Total liabilities                              25,823          17,661
                                      ---------------- ---------------

Commitments and contingencies

Total stockholders' equity                     92,273          86,948
                                      ---------------- ---------------
Total liabilities and stockholders'
 equity                                      $118,096        $104,609
                                      ================ ===============

End of the period common shares
 outstanding                                   32,979          30,176
                                      ================ ===============




                            Quovadx, Inc.
           Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)
                             (Unaudited)


                                 Three Months Ended  Nine Months Ended
                                    September 30,      September 30,
                                  ----------------- ------------------
                                     2003     2002     2003      2002
                                  ----------------- ------------------


Revenue:
License                            $7,791   $2,751  $20,373    $8,118
Services                            4,396    4,778   13,267    18,240
Recurring                           7,696    7,444   23,020    21,658
                                  ----------------- ------------------
Total revenue                      19,883   14,973   56,660    48,016
                                  ----------------- ------------------

Cost of revenue:
License                             1,905    1,374    6,991     3,872
Services                            3,335    3,305    9,467    11,824
Recurring                           5,128    4,799   15,181    14,230
                                  ----------------- ------------------
Total cost of revenue              10,368    9,478   31,639    29,926
                                  ----------------- ------------------

Gross Profit                        9,515    5,495   25,021    18,090
                                  ----------------- ------------------

Operating Expenses:
Sales and marketing                 4,685    3,592   12,579     9,807
General and administrative          3,001    3,422    9,177    10,021
Research and development            2,669    1,807    7,162     5,016
Amortization of acquired
 intangibles                          307      599    1,071     1,722
                                  ----------------- ------------------
Total operating expenses           10,662    9,420   29,989    26,566
                                  ----------------- ------------------
Loss from operations               (1,147)  (3,925)  (4,968)   (8,476)


Gain on sale of assets                  -        -        -        87
Goodwill Impairment                     -  (93,085)       -   (93,085)
Interest income, net                   89      263      485       816
                                  ----------------- ------------------
Net income (loss)                 $(1,058)$(96,747) $(4,483)$(100,658)
                                  ================= ==================

Weighted average common shares
 outstanding - basic and diluted   30,866   30,068   30,486    29,934
                                  ================= ==================

Net income (loss) per common share
 - basic and diluted               $(0.03)  $(3.22)  $(0.15)   $(3.36)
                                  ----------------- ------------------




                            Quovadx, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (in thousands)
                             (Unaudited)



                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                --------------------------------------
                                    2003     2002      2003      2002
                                ------------------ -------------------
Cash flows from operating
 activities
Net loss                         $(1,058)$(96,747)  $(4,483)$(100,658)
Adjustments to reconcile net
 loss to net cash
  provided by operating
   activities:
  Depreciation and amortization    2,296    2,173     6,742     6,446
  Amortization of  acquired
   intangibles                       307      599     1,071     1,722
  Goodwill impairment                  -   93,085         -    93,085
  Gain on sale of assets               -        -         -       (87)
  Stock compensation expense           -       59         -       178
  Bad debt expense                     -        -       477         -
  Change in assets and
   liabilities:
  Accounts receivable             (4,665)   1,882    (2,924)     (836)
  Unbilled accounts receivable       613     (555)   (1,853)      508
  Other assets                       441    1,362      (779)      195
  Accounts payable                 1,100      757     1,260       (63)
  Accrued liabilities               (355)  (1,456)     (851)   (5,438)
  Unearned and deferred revenue    1,776   (1,139)   (1,922)     (896)
                                ------------------ -------------------
         Net cash provided by
          (used in) operating
          activities                 455       20    (3,262)   (5,844)
                                ------------------ -------------------

Cash flows from investing
 activities
  Purchase of property and
   equipment                        (537)    (374)   (1,106)   (1,148)
  Business acquisition, net of
   acquired cash                  (6,507)       -    (6,507)   (1,633)
  Capitalized software              (744)  (1,046)   (2,411)   (3,121)
  Other investing activities           -        7         -         7
                                ------------------ -------------------
         Net cash used in
          investing activities    (7,788)  (1,413)  (10,024)   (5,895)
                                ------------------ -------------------

Cash flows from financing
 activities
  Proceeds from issuance of
   common stock                      126        1       549       858
                                ------------------ -------------------
         Net cash provided by
          financing activities       126        1       549       858
                                ------------------ -------------------

Cash, cash equivalents and
 short-term investments
  Net decrease                    (7,207)  (1,392)  (12,737)  (10,881)
  Beginning of period             42,091   53,997    47,621    63,486
                                ------------------ -------------------
  End of period                  $34,884  $52,605   $34,884   $52,605
                                ================== ===================



Reconciliation to GAAP basis
  Net cash used in investing
   activities                    $(7,788) $(1,413) $(10,024)  $(5,895)
  Sale of short-term investments   4,777   24,355    19,831    35,980
  Purchase of short-term
   investments                    (3,897)  (6,598)   (8,065)  (10,598)
                                ------------------ -------------------
  Net cash provided by (used in)
   investing activities -  GAAP
   basis                         $(6,908) $16,344    $1,742   $19,487
                                ------------------ -------------------


    CONTACT: Quovadx, Inc.
             Larry Thede, 800-723-3033 x346